Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is made as of July __, 2017 by and among True Drinks Holdings, Inc., a Nevada corporation (the “Grantor”), and each holder of the Grantor’s Senior Secured Notes due ___ months following their issuance, in the original aggregate principal amount of $_________ (the “Notes”) (together with its endorsees, transferees and assigns, each a “Secured Party” and together, the “Secured Parties”).

RECITALS

WHEREAS, the Grantor issued and sold the Notes to the Secured Parties, which Notes are dated on or around July __, 2017; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Notes, the Grantor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party, and through the Collateral Agent (as defined in Section 17 hereof), a security interest in all assets of the Grantor to secure the prompt payment, performance and discharge in full of all of the Grantor’s obligations under the Notes.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (as defined herein) (such as “general intangibles” and “proceeds”) shall have the respective meanings given such terms in Article 9 of the UCC. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note.

(a) “Collateral” means the collateral in which the Collateral Agent on behalf of the Secured Parties is granted a security interest by this Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i) All goods, including, without limitation, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items, owned by the Grantor and used in connection with the Grantor’s businesses and all improvements thereto;

(ii) All inventory of the Grantor;

(iii) All of the Grantor’s contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, employee non-compete, non-disclosure and assignment of rights agreements, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, deposit accounts, and income tax refunds;

(iv) All accounts of the Grantor including, without limitation, all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guarantees with respect to each receivable, including any right of stoppage in transit;

(v) All of the Grantor’s Intellectual Property;

(vi) All of Grantor’s investment property including, without limitation, any and all equity interest in its Subsidiaries and certificates evidencing such equity interest, and any shares of stock (including, without limitation, a distribution in connection with any reclassification, increase or reduction of capital or in connection with any reorganization), or any option or right to acquire shares of stock, in substitution of, or in exchange for, any of such equity interest, or any stock dividend or split with respect to such equity interest, and any distributions, whether dividend or liquidating or otherwise, of any cash or property with respect to such equity interest; and

(vii) All of the Grantor’s documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in paragraphs (i) through (vi), inclusive, above.

(b) “Copyrights” shall mean all of the following in which the Grantor now hold or hereafter acquires any interest (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (ii) registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) any continuations, renewals or extensions thereof; (iv) any registrations to be issued in any pending applications; (v) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (vi) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (vii) rights to sue for past, present and future infringements of any copyright; (viii) any rights in any material which is copyrightable or which is protected by common law, United States copyright laws or similar laws, or any law of any State; and (ix) any other rights corresponding to any of the foregoing rights throughout the world.

(c) “Copyright License” shall mean any agreement, written or oral, in which the Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether a Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which the Grantor has obtained the exclusive right to use a copyright owned by a third party.

(d) “Intellectual Property” shall mean, collectively, the Software Intellectual Property, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and Trade Secrets, but shall exclude any and all direct and/or indirect rights granted to and/or that the Grantor has received directly and/or indirectly pursuant to any License Agreement between the Grantor and (i) Disney Consumer Products, Inc.; (ii) Marvel Characters B.V.; and (iii) Spider-Man Merchandise, L.P.

(e) “Obligations” means all of the Grantor’s direct and/or indirect obligations under this Agreement, the Note and the other Transaction Documents, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(f) “Patents” shall mean all of the following in which the Grantor now holds or hereafter acquires any interest: (i) all patents of the United States or any other country, all registrations and recordings thereof and all applications for patents of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (ii) all reissues, divisions, continuations, renewals, continuations in part or extensions thereof; (iii) all patents to issue in any such applications; (iv) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (v) rights to sue for past, present and future infringements of any patent.

(g) “Patent License” shall mean any agreement, whether written or oral, in which the Grantor now holds or hereafter acquires any interest, granting any right with respect to any Patent (whether a Grantor is the licensee or the licensor thereunder).

(h) “Software Intellectual Property” shall mean (i) all software programs (including, without limitation, all source code, object code and all related applications and data files), whether now owned, upgraded, enhanced, licensed or leased or hereafter acquired by the Grantor; (ii) all computers and electronic data processing hardware and firmware associated therewith; (iii) all documentation (including, without limitation, flow charts, logic diagrams, manuals, guides and specifications) with respect to such software, hardware and firmware described in the preceding subclauses (i) and (ii); and (iv) all rights with respect to all of the foregoing, including, without limitation, any and all upgrades, modifications, copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and substitutions, replacements, additions, or model conversions of any of the foregoing.

(i) “Subsidiaries” shall mean collectively any and all direct and/or indirect and/or wholly-owned and/or partially owned entities that the Grantor (i) has a direct and/or indirect interest in, and (ii) may have and/or acquire directly and or indirectly an ownership interest in following the date hereof.

(j) “Subsidiary” shall mean each of the Subsidiaries

(k) “Trademarks” shall mean any of the following in which the Grantor now holds or hereafter acquires any interest: (i) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (ii) any reissues, extensions or renewals thereof; (iii) the goodwill of the business symbolized by or associated with the Marks; (iv) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (v) rights to sue for past, present and future infringements of the Marks.

(l) “Trademark License” shall mean any agreement, written or oral, in which the Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether a Grantor is the licensee or the licensor thereunder).

(m) “Trade Secrets” shall mean common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of the Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including, without limitation, all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret Licenses, and including, without limitation, the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

(n) “Transaction Documents” means the Notes and this Agreement and/or other documents, amendments, supplements, relating to and/or attached to such agreements and/or the transactions contemplated in and/or related to such documents and/or agreements.

(o) “UCC” means the Uniform Commercial Code, as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

2. Grant of Security Interest. As a further inducement for the Secured Party to purchase the Note, and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Grantor hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Collateral Agent, on behalf of the Secured Parties, a continuing senior first priority security interest in, and continuing lien upon, all right to possession and disposition of, and a right of set-off against, in each case to the fullest extent permitted by law, all of the Grantor’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

3. Representations, Warranties, Covenants and Agreements of the Grantor. Except as set forth on Schedule A attached hereto, the Grantor represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a) The Grantor has the requisite corporate power and authority to enter into this Agreement and otherwise carry out their obligations hereunder. The execution, delivery and performance by the Grantor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on their part and no further action is required by it. This Agreement constitutes a legal, valid and binding obligation of the Grantor, enforceable in accordance with its terms.

(b) The Grantor’s place of business where all of their respective books of account and records and other assets and Collateral are kept, stored and/or located is set forth on Schedule A hereto. Other than as set forth on Schedule A hereto, there exists no other place of business or offices where any such materials of the Grantor is kept, stored and/or located;

(c) The Grantor is the sole owner of the Collateral (except for non-exclusive licenses granted by a Grantor in the ordinary course of its business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interest in and to pledge the Collateral. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing covering or affecting any of the Collateral. So long as this Agreement shall be in effect, without the prior consent of the Secured Party, which consent shall not be unreasonably withheld, the Grantor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument.

(d) No part of the Collateral or rights in connection therewith has been judged, by any governmental body with proper jurisdiction, to be invalid or unenforceable. No written claim has been received alleging the Grantor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Grantor’s claims of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Grantor’s rights to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) The Grantor shall at all times maintain its books of account and records relating to the Collateral at the locations set forth on Schedule A attached hereto.

(f) This Agreement creates in favor of the Collateral Agent, on behalf of the Secured Parties a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral and, to the extent that it can be perfected through such filings, the Intellectual Property. Except for the filing of financing statements on Form UCC-1 under the UCC with the jurisdictions indicated, or otherwise set forth, on Schedule A, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either for the grant by the Grantor of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Grantor or for the perfection of, or exercise by the Collateral Agent, on behalf of the Secured Parties of, their rights and remedies hereunder.

(g) The Collateral Agent is hereby authorized to file or cause to be filed one or more executed UCC-1 financing statements on Form UCC-1, or other necessary or required filings necessary to perfect the Secured Parties Security Interest with the appropriate jurisdictions, either prior to or after the execution of this Agreement. Furthermore, upon request of the Collateral Agent, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Secured Parties may reasonably request to evidence the Secured Party’s security interest in the Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

(h) The execution, delivery and performance of this Agreement does not conflict with or cause a material breach or default, or an event that with or without the passage of time or notice, shall constitute a material breach or default, under any agreement to which any of the Grantor is a party or by which the Grantor is bound. No consent (including, without limitation, from stockholders or creditors of the Grantor) is required for the Grantor to enter into and perform its obligations hereunder.

(i) The Grantor shall at all times safeguard, protect and maintain the Collateral for the account of the Collateral Agent, on behalf of the Secured Parties until this Agreement and the Security Interest hereunder shall terminate pursuant to Section 12. Without limiting the generality of the foregoing, the Grantor shall pay all governmental fees and taxes necessary to maintain the Collateral and the Security Interest hereunder, and the Grantor shall obtain and furnish to the Collateral Agent, on behalf of the Secured Parties, from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(j) The Grantor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Collateral Agent.

(k) The Grantor shall, within ten (10) days of obtaining knowledge thereof, advise the Collateral Agent promptly, in sufficient detail, of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties security interest therein.

(l) The Grantor shall promptly execute and deliver to the Collateral Agent, on behalf o the Secured Parties, such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time reasonably request and in their sole discretion deem necessary to perfect, protect or enforce the Security Interest.

(m) The Grantor shall permit the Collateral Agent and its representatives and agents to inspect the Collateral at any time and from time to time and to make copies of records pertaining to the Collateral as may be requested by the Collateral Agent from time to time.

(n) The Grantor will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(o) The Grantor shall promptly notify the Collateral Agent in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Grantor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(p) All information supplied to the Collateral Agent by or on behalf of the Grantor with respect to the Collateral is accurate and complete in all material respects as of the date hereof, and all information supplied after the date hereof to the Collateral Agent shall be accurate in all material respects.

(q) With respect to any of the Grantor’s Intellectual Property:

(i) such Intellectual Property is subsisting and the rights in connection with such Intellectual Property have not been adjudged invalid or unenforceable, in whole or in part;

(ii) the rights in connection with such Intellectual Property are valid and enforceable;

(iii) the Grantor has made all necessary filings and recordations necessary to protect its interest in such Intellectual Property, including, without limitation, recordations of all of their interests in the Patents, Patent Licenses, Trademarks and Trademark Licenses in the United States Patent and Trademark Office and its claims to the Copyrights and Copyright Licenses in the United States Copyright Office;

(iv) the Grantor is the exclusive owners of the entire and unencumbered right, title and interest in and to such Intellectual Property and no claim is currently being asserted that the use of such Intellectual Property infringes on the asserted rights of any third party; and

(v) the Grantor has performed and will continue to perform all acts and have paid all required fees and taxes to maintain their rights with respect to each and every item of Intellectual Property in full force and effect throughout the United States, as applicable.

(r) The Grantor shall:

(i) maintain each Trademark and Copyright in full force free from any claim of abandonment for non-use, maintain as in the past the quality of products and services offered under such Trademark or Copyright; employ such Trademark or Copyright with the appropriate notice of registration; not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark or Copyright unless the Secured Parties shall obtain a perfected security interest in such mark pursuant to this Agreement; and not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark or Copyright may become invalidated;

(ii) not, except with respect to any Patent that it shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any Patent may become abandoned; and

(iii) notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent, Trademark or Copyright may become abandoned, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in the United States) regarding its ownership of any Patent, Trademark or Copyright or its right to register the same or to keep and maintain the same.

(s) Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office or acquire rights to any new Patent, Trademark or Copyright whether or not registered, report such filing to the Secured Party within five (5) business days after the last day of the fiscal quarter in which such filing occurs.

(t) The Grantor shall take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents, Trademarks and Copyrights, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(u) In the event that any Patent, Trademark or Copyright included in the Intellectual Property is infringed, misappropriated or diluted by a third party, the Grantor shall promptly notify the Collateral Agent after a Grantor learns thereof and shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is of negligible economic value to it, which determination it shall promptly report to the Collateral Agent: promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. If a Grantor lacks the financial resources to comply with this Section 3(u), such Grantor shall immediately so notify in express and detailed writing the Collateral Agent and shall cooperate fully with any enforcement action undertaken by the Collateral Agent on behalf of the Grantor.

(v) None of such Patents, Trademarks, Copyrights and Trade Secrets is the subject of any licensing or franchise agreement as of the date of this Agreement. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any License, Patent, Trademark, Copyright and Trade Secrets. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any License, Patent, Trademark, Copyright or Trade Secret, or (ii) which, if adversely determined, would have a material adverse effect on the value of any License, Patent, Trademark, Copyright or Trade Secret. The Grantor has used and will continue to use for the duration of this Agreement, proper statutory notice in connection with their use of the Patents, Trademarks and Copyrights and consistent standards of quality in products leased or sold under the Patents, Trademarks and Copyrights.

Grantor’s representations and warranties made in this Agreement will survive its execution, delivery, and termination.

4. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default as defined in the Note;

(b) If any representation or warranty of any Grantor in this Agreement proves to be incorrect in any material respect when made; and

(c) The failure by any Grantor to observe or perform any of its obligations hereunder (including but not limited to, any provision, agreement, covenant and other items) for five (5) business days.

5. Duty To Hold In Trust. Upon the occurrence of an Event of Default, and at any and all times thereafter, and subject in all respects to the Secured Party's rights and remedies upon default under Section 6 hereof, the Grantor shall, upon receipt by any of them of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Collateral Agent, for the benefit of the Secured Partiers, for application to the satisfaction of the Obligations.

6. Rights and Remedies Upon Default. Upon occurrence and continuance of any Event of Default and at any and all times thereafter, the Collateral Agent shall have the right to exercise all of the remedies conferred to the Secured Party hereunder and under the Note, and the Collateral Agent shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then subject). Without limitation, the Collateral Agent shall have the following rights and powers:

(a) to have a third party custodian take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Grantor shall assemble the Collateral and make it available to the Collateral Agent for the benefit of the Secured Parties at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere, and make available to the Collateral Agent, without rent, all of the Grantor’s respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form for the benefit of the Secured Parties; and

(b) to operate the business of the Grantor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Grantor or right of redemption of any Grantor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Collateral Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Grantor, which are hereby waived and released.

7. Indemnification of the Secured Party. Neither the Secured Party, the Collateral Agent, nor any of their respective affiliates, employees, agents and/or representatives will be liable for any action taken or omitted to be taken by any of them under this Agreement directly and/or indirectly and believed by them to be within the discretion or power conferred upon them by this Agreement or otherwise be responsible for the consequences of any error of judgment (except for willful misconduct). THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY INDEMNIFIES THE SECURED PARTY, THE COLLATERAL AGENT, AND THEIR RESPECTIVE AFFILIATES, EMPLOYEES, AGENTS AND REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST ANY AND ALL DIRECT AND/OR INDIRECT LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE (INCLUDING, BUT NOT LIMITED TO, LEGAL FEES WHEN INCURRED, WHICH THE GRANTOR SHALL PAY NO LATER THAN THREE (3) BUSINESS DAYS AFTER ANY SECURED PARTY OR COLLATERAL AGENT SO REQUESTS WITH ACCOMPANYING INVOICES) WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY DIRECTLY AND/OR INDIRECTLY RELATING TO AND/OR ARISING OUT OF THIS AGREEMENT AND/OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THIS AGREEMENT.

8. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing the rights of Secured Parties hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations on a pro rata basis based on the Principal Amount of each Secured Party’s Note at the time of the default, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Grantor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, then the Grantor will be liable for the deficiency, together with interest thereon as set forth in the Note, and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands against the Collateral Agent arising out of the repossession, removal, retention or sale of the Collateral.

9. Costs and Expenses. The Grantor irrevocable and expressly agrees to pay any and all direct and/or indirect out-of-pocket fees, costs and expenses (including, but not limited to legal fees and expenses of all the Collateral Agent’s attorneys) incurred (as and when incurred) in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Collateral Agent. The Grantor shall also pay all other claims and charges which would reasonably be expected to prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. Upon the occurrence and continuance of an Event of Default, the Grantor shall upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the fees and expenses of its counsel and of any experts and agents, which any of the Secured Parties or Collateral Agent incurs direct, and/or indirect, in connection with (a) the enforcement of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (c) the exercise or enforcement of any of the rights of any Secured Party under the Notes and/or other Transaction Documents, including, without limitation, costs of collection. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest as set forth in the Notes.

10. Responsibility for Collateral. The Grantor assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Grantor hereunder or under the Notes shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

11. Security Interest Absolute. All rights of the Secured Party and all Obligations of the Grantor hereunder, shall be absolute and unconditional, regardless of: (a) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (b) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; or (c) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral. The Grantor expressly waives presentment, protest and notice of protest. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Grantor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Grantor waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy.

12. Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Note have been indefeasibly made in full and all other Obligations have been indefeasibly paid and/or completed.

13.  Other Financings. In any other agreement that any Grantor enters into with any party (other than a Secured Party), related to the direct and/or indirect borrowing of funds by the Grantor, Grantor shall ensure provisions are in each applicable loan and/or loan related agreement expressly providing that all such borrowed third party funds are subordinate in all respects to the Note and Obligations and that upon any default, and/or Event of Default no lender shall take any action, including, but not limited to, declaring its loan documents and/or loan in default and/or in an event of default until and unless all Obligations of the Grantor to the Secured Parties are indefeasibly paid and/or completed, as the case may be.

14. Power of Attorney; Further Assurances.

(a) The Grantor authorizes the Collateral Agent, and do hereby make, constitute and appoint the Collateral Agent, and its respective officers, agents, successors or assigns with full power of substitution, as the Grantor’s true and lawful attorney-in-fact, with power, in their own name or in the name of any Grantor, to, after the occurrence and during the continuance of an Event of Default,  endorse any Note, checks, drafts, money orders, or other instruments of payment (including, without limitation, payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Collateral Agent;  to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral;  to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral;  to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and  generally, to do, at the option of the Collateral Agent, and at the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deem necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Note, all as fully and effectually as the Grantor might or could do; and the Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b) On a continuing basis, the Grantor will cooperate in good faith and as requested by each Secured Party with the Secured Party to make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any applicable jurisdiction, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Collateral Agent, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a security interest in all the Collateral.

(c) The Grantor hereby irrevocably appoints the Collateral Agent as the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable in order to perfect the Security Interest, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Grantor where permitted by law.

15. Notices. All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given  if delivered by hand, upon receipt of proof of sending thereof if sent by facsimile, upon receipt if sent by nationally recognized overnight delivery service (receipt requested), the next business day, or  if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses: (A) if to a Grantor, to the address set forth immediately below such Grantor’s name on the signature pages hereto; and (B) if to a Secured Party, to the address set forth in respect of such Secured Party’s name as it appears in the Note. Each party shall provide notice to all of the other parties of any change in address.

16. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’ rights and remedies hereunder.

17.    Appointment of Collateral Agent. The Secured Parties hereby appoint _________ to act as their agent (“Collateral Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. The Collateral Agent shall have the rights, responsibilities and immunities set forth in Annex A hereto.

18. Miscellaneous.

(a) No course of dealing between the Grantor and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Collateral Agent with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Any term of this Agreement may be terminated or amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with written consent of the Grantor and the holders of at least 50.1% of the then-outstanding principal amount of the Notes (“Majority in Interest”). Any termination, amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of the Notes, each future holder of the Notes, their successors and assigns, and the Grantor.

(d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) This Agreement and all questions relating directly and/or indirectly to the construction, validity, enforcement and interpretation of this Agreement shall be governed solely and exclusively by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction). Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Orange, California for any and all disputes directly and/or indirectly hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In any action brought concerning and/or arising directly and/or indirectly out of this Agreement, the prevailing party shall be entitled to recover all of its legal fees and expenses incurred by it with respect to any such legal action. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. Each party hereto acknowledges that this waiver is a material inducement for each party to enter into a business relationship, that each party has relied on this waiver in entering into this Agreement and that each party will continue to rely on this waiver in their related future dealings. Each party further warrants and represents that it has reviewed this waiver with its legal counsel, and that such party has knowingly and voluntarily waives its rights to a jury trial following such consultation. This waiver is irrevocable, meaning that, notwithstanding anything herein to the contrary, it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals and supplements or modifications to this agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(i) The parties hereto agree that this Agreement was the product of the mutual input and drafting by all the parties hereto, and, accordingly, no party shall make any claim against another party that a presumption exists against any party because that party was the drafter of this Agreement.

19. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

20. Facsimile Signature. In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Remainder Of Page Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

GRANTOR:

TRUE DRINKS HOLDINGS, INC. (On behalf of itself and its Subsidiaries, as defined herein)

By:
______________________________________
Name:
Title:

Notices For Grantor:

True Drinks Holdings, Inc.
18552 MacArthur Boulevard
Suite 325
Irvine, CA 91612
Telephone: (949) 203-3500
Fax No:  __________________
Attention:  Chief Financial Officer

SECURED PARTY:

_______________________________

By:
______________________________________
Name:
Title:

SCHEDULE A

ANNEX A
to
SECURITY
AGREEMENT

THE COLLATERAL AGENT

                        1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex A is attached (the "Agreement")), by their acceptance of the benefits of the Agreement, hereby designate ____________ (“Collateral Agent”) as the Collateral Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

                        2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of the Grantor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

                        3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Grantor in connection with such Secured Party’s investment in the Grantor, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Grantor, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Grantor or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Grantor or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Grantor, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

4. Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Grantor shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

                        5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, email or telecopier message, cablegram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Grantor or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

                        6. Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Grantor, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

                        7. Resignation by the Collateral Agent.

(a) The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Grantor and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Collateral Agent hereunder.

(c) If a successor Collateral Agent shall not have been so appointed within said 30-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 30-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Grantor and the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Grantor on demand.

                        8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement including this Annex A shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.